UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 18, 2005

LIN TV Corp.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-31311	05-0501252

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

LIN Television Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	000-25206	13-3581627

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Four Richmond Square, Suite 200, Providence, Rhode Island	02906
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (401) 454-2880

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

LIN TV Corp. (“LIN TV”), together with its wholly owned subsidiary, LIN Television Corporation (“LIN Television”), (together the “Company”), is filing this current report on Form 8-K for the purpose of filing with the Securities and Exchange Commission its consolidated financial statements as of December 31, 2003 and 2002, and for each of the three years in the period ended December 31, 2003 and the related Management’s Discussion and Analysis of Financial Condition and Results of Operations, as well as selected historical financial information.

This financial information has been recast to reflect the sale of WEYI-TV, the Company’s former NBC affiliate serving Flint, Michigan, for $24.0 million in May 2004, as a discontinued operation under the provisions of SFAS No. 144, “Accounting for the Impairment or Disposal of Long-lived Assets.”

The reclassification of the results of WEYI-TV in the historical financial statements is required as the Company intends to incorporate such financial statements in a private placement offering memorandum for the sale of its senior subordinated debt.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LIN TV Corp.

Date: January 18, 2005	By: /s/ William A. Cunningham
Name: William A. Cunningham
Title: Vice President and Controller

EXHIBIT INDEX

Exhibit Number	Description
99.1	Selected Financial Data

99.2	Management’s Discussion and Analysis of Financial Condition and Results of Operations

99.3	Financial Statements

99.4	Consent of Independent Registered Accounting Firm

99.5	Consent of Independent Registered Accounting Firm